UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2025 (October 14, 2025)

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The Procter & Gamble Company
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation or organization)	001-00434 (Commission File Number)	31-0411980 (I.R.S. Employer Identification Number)
One Procter & Gamble Plaza Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)
(513) 983-1100
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock without Par Value	PG	NYSE
0.110% Notes due 2026	PG26D	NYSE
3.25% EUR Notes due 2026	PG26F	NYSE
4.875% EUR Notes due May 2027	PG27A	NYSE
1.200% Notes due 2028	PG28	NYSE
3.150% EUR Notes due 2028	PG28B	NYSE
1.250% Notes due 2029	PG29B	NYSE
1.800% Notes due 2029	PG29A	NYSE
6.250% GBP Notes due January 2030	PG30	NYSE
0.350% Notes due 2030	PG30C	NYSE
0.230% Notes due 2031	PG31A	NYSE
3.250% EUR Notes due 2031	PG31B	NYSE
5.250% GBP Notes due January 2033	PG33	NYSE
3.200% EUR Notes due 2034	PG34C	NYSE
1.875% Notes due 2038	PG38	NYSE
0.900% Notes due 2041	PG41	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of The Procter & Gamble Company (the "Company”), held on October 14, 2025, the Company’s shareholders approved The Procter & Gamble 2025 Stock and Incentive Compensation Plan (the “2025 Stock Plan”). The 2025 Stock Plan authorizes the award of up to 175,000,000 shares of the Company's common stock. Types of awards authorized under the 2025 Stock Plan include common stock, restricted stock units, performance stock units, stock options, and stock appreciation rights. In addition, the 2025 Stock Plan permits the award of any shares that remain available under The Procter & Gamble 2019 Stock and Incentive Compensation Plan, approved by shareholders on October 8, 2019.

The Board of Directors approved the 2025 Stock Plan for submission to shareholders on August 12, 2025. In addition to the above description, a summary of the 2025 Stock Plan is provided in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 29, 2025. These descriptions are qualified in their entirety by reference to the 2025 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On October 14, 2025, the Company held its 2025 Annual Meeting of Shareholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

Proposal 1 – Election of Directors.
Each of the following nominees was elected to serve a one-year term on the Company’s Board of Directors.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Allen, B. Marc	1,641,593,836	30,733,501	6,052,004	353,456,701
Arnold, Craig	1,659,592,471	12,862,587	5,924,283	353,456,701
Biggs, Brett	1,644,255,917	27,864,284	6,259,140	353,456,701
Bonini, Sheila	1,645,914,558	26,767,428	5,697,355	353,456,701
Chang, Amy L.	1,646,845,751	25,231,395	6,302,195	353,456,701
Jejurikar, Shailesh	1,658,214,765	13,733,328	6,431,248	353,456,701
Jimenez, Joseph	1,632,774,150	39,321,857	6,283,334	353,456,701
Kempczinski, Christopher	1,609,309,726	62,825,032	6,244,583	353,456,701
Lee, Debra L.	1,641,187,922	30,904,430	6,286,989	353,456,701
McCarthy, Christine M.	1,612,379,591	60,308,803	5,690,947	353,456,701
McEvoy, Ashley	1,658,543,759	13,661,354	6,174,228	353,456,701
Moeller, Jon R.	1,601,057,047	64,196,316	13,125,978	353,456,701
Portman, Robert J.	1,639,611,111	32,755,390	6,012,840	353,456,701
Subramaniam, Rajesh	1,646,446,064	25,186,498	6,746,779	353,456,701

Proposal 2- Ratify Appointment of the Independent Registered Public Accounting Firm.
The proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,894,297,538	126,992,854	10,545,650	0

Proposal 3 - Advisory Vote to Approve the Company’s Executive Compensation (the “Say on Pay” Vote).
The proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,534,984,603	129,176,624	14,218,114	353,456,701

Proposal 4 - Approval of The Procter & Gamble 2025 Stock and Incentive Compensation Plan.
The proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,586,240,525	81,892,084	10,246,732	353,456,701

Proposal 5 -  Shareholder Proposal Requesting Additional Reporting on Plastic Packaging.
The proposal was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
230,471,871	1,423,774,151	24,133,319	353,456,701
The Company is filing this 8-K pursuant to item 5.02(e), “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” and Item 5.07, "Submission of Matters to a Vote of Security Holders."

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	The Procter & Gamble 2025 Stock and Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of October, 2025.

THE PROCTER & GAMBLE COMPANY

By:	/s/ Sandra T. Lane
Name:	Sandra T. Lane
Title:	Assistant Secretary

INDEX TO EXHIBIT(S)

10.1 - The Procter & Gamble 2025 Stock and Incentive Compensation Plan